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EXHIBIT (a)(1)(C)

VALENTIS, INC.

OFFER TO AMEND AND EXCHANGE

ELECTION FORM

        This Election Form (this "Election Form") relates to the offer (the "Offer") by Valentis, Inc., a Delaware corporation ("Valentis"), described in the Offer to Amend and Exchange, dated as of April 29, 2004 (the "Offer to Amend and Exchange"), distributed to holders of currently outstanding warrants (the "Warrants") issued pursuant to the Securities Purchase Agreement, dated as of December 2, 2003, by and among Valentis and the purchasers named therein. To participate in the Offer and amend your Warrant(s) (as described in the Offer to Amend and Exchange), you must (a) properly complete, sign, date and deliver to Valentis this Election Form pursuant to the Instructions accompanying this Election Form, and (b) deliver to Valentis your original executed Warrant(s), by no later than the expiration of the Offer. The Offer will expire at 5:00 p.m. Pacific Daylight Time on May 27, 2004, unless extended.

        If Valentis receives one or more Election Forms and one or more Withdrawal Forms signed by you, Valentis will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

        If you participate in the Offer, your Warrant(s) will be amended and an amended warrant or warrants will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Amend and Exchange.

        Questions may be directed to Joseph Markey at Valentis, Inc., 863A Mitten Road, Burlingame, California 94010, or by telephone at (650) 697-1900, extension 369.

ACKNOWLEDGEMENT AND SIGNATURE:

        By properly completing, signing and dating this Election Form and delivering it to Valentis pursuant to the Instructions accompanying this Election Form and as set forth in the Offer to Amend and Exchange, I voluntarily elect to (a) amend my Warrant(s) indicated below, (b) participate in and agree to all of the terms of the Offer, as described in the Offer to Amend and Exchange, and (c) agree as follows:

        1.     The first sentence of Section 4(b) of each Warrant that I tender is hereby amended and replaced with the following:

    "Subject to the provisions of this Section 4(b), at any time after the Closing Date, if the: (i) VWAP (as defined below) of the Common Stock for any 30 consecutive Trading Days after the Closing Date is greater than $5.00 (as may be adjusted pursuant to Section 9), (ii) the Warrant Shares are either registered for resale pursuant to an effective registration statement naming the Holder as a selling stockholder thereunder (and the prospectus thereunder is available for use by the Holder as to all then available Warrant Shares) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holder and the transfer agent for the Common Stock, and (iii) the Company shall have fully honored in accordance with the terms of this Warrant all Exercise Notices delivered prior to 6:30 p.m. (New York City time) on the Call Date (as defined below), then the Company may, subject to Section 11, require cash exercise pursuant to Section 10(a) hereof of any portion of this Warrant for which Exercise Notices have not been delivered by 6:30 p.m. on the Call Date."

        2.     The Exercise Price of each Warrant that I tender, as set forth on the first page of the Warrant, is hereby amended to be equal to $2.50 per share (as adjusted from time to time as provided in Section 9 of the Warrant).

        3.     This agreement is entered into pursuant to Section 16(a) of each Warrant that I tender and may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        4.     This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provisions or rules.

        5.     This agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth above and in the Offer to Amend and Exchange, each Warrant that I tender shall remain in full force and effect until exchanged for a warrant amended in accordance with this agreement.

[signature page follows]

        IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below.

Date of Issuance of Warrant:

Number of Shares for which Warrant is Exercisable:

Date of Issuance of Warrant:

Number of Shares for which Warrant is Exercisable:

Date	Signature
Name
Title
Social Security Number or Tax ID Number
Street Address
Street Address (line 2)
City, State and ZIP Code
Phone Number

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